EXHIBIT 10.41

AMENDMENT NO. 2

TO

CREDIT AGREEMENT

This AMENDMENT NO. 2 TO CREDIT AGREEMENT (this “Agreement”) is entered into as of March 24, 2021, by and among Cadiz Inc., a Delaware corporation (“Cadiz”), Cadiz Real Estate LLC, a Delaware limited liability company (“CRE”; together with Cadiz, the “Borrowers”), Apollo Special Situations Fund, L.P. (the “Lender”) and the Agent (as defined below), with reference to the following:

A.        Pursuant to that certain Credit Agreement, dated as of May 1, 2017 (as amended by the Waiver and Amendment No. 1 to Credit Agreement, dated as of March 4, 2020, the “Credit Agreement”), among the Borrowers, the Lender and Wells Fargo Bank, National Association as agent (the “Agent”), the Lender made a term loan to the Borrowers in the initial principal amount of $60,000,000.  Capitalized terms used but not defined in this Agreement have the meanings ascribed to them in the Credit Agreement.

B.        The Borrowers, the Agent and the Lender desire to amend the Credit Agreement on the terms and conditions set forth herein.  The Lender is the only Lender party to the Credit Agreement as of the date hereof and constitutes the “Required Lenders” under the Credit Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter contained, the receipt and sufficiency of which are hereby acknowledged, the Lender, the Agent and the Borrowers agree as follows:

1.	Recitals. Each of the foregoing recitals is incorporated herein as if fully set forth herein.

2.	Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:

a.	Section 1.1 of the Credit Agreement is hereby amended by adding the following new definitions in the appropriate alphabetical order as follows:

““Extended Maturity Date”: as defined in Section 2.2(b).

“Second Extension Option”: as defined in Section 2.2(b).”

b.	Section 1.1 of the Credit Agreement is hereby amended by amending and restating the definition of “Maturity Date” in its entirety as follows:

““Maturity Date”: the date that is the four (4) year anniversary of the Closing Date (or the next succeeding Business Day if such date is not a Business Day) (such date, as may be extended pursuant to Section 2.2(a) or Section 2.2(b), the “Non-Springing Maturity Date”).”

c.	Section 1.1 of the Credit Agreement is hereby amended by amending and restating the definition of “Warrants” in its entirety as follows:

““Warrants”: warrants to purchase Common Stock issued by the Company to the Lenders on the Closing Date, as amended by that certain Amendment No. 1 to Warrant, dated as of March 4, 2020, as amended by that certain Amendment No. 2 to Warrant, dated as of March 24, 2021, and as may be further amended, supplemented, restated or otherwise modified from time to time.”

d.	Section 2.2 of the Credit Agreement is hereby amended by adding a new subsection (b) at the end thereof as follows:

“(b)      The Borrowers shall have a second option (the “Second Extension Option”) (which shall be binding on the Lenders), exercisable by written notice to the Agent (who shall promptly deliver notice thereof to the Lenders) given prior to 5:00 p.m. Eastern Standard Time on the Business Day prior to the Non-Springing Maturity Date, as extended by the Extension Option to the extent exercised, but prior to giving effect to the Second Extension Option (such extended maturity date, the “Extended Maturity Date”), to extend the Extended Maturity Date for a period of six (6) months.  In no event shall such extension result in an extension for a period of more than six (6) months following the Extended Maturity Date.  Upon delivery of such notice, the Extended Maturity Date shall be extended for six (6) months so long as (i) no Default or Event of Default exists or is continuing and (ii) the representations and warranties set forth in the Loan Documents shall be true and correct in all material respects as of the extension election date, in each case, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).”

e.	Section 2.3(a) of the Credit Agreement is hereby amended and restated as follows:

“(a)        At any time and from time to time, the Borrowers may prepay the Secured Term Loans, in whole or in part (in increments of not less than $100,000), for an amount equal to the Accreted Loan Value of the amount being prepaid through the day prior to the date of such prepayment plus the Applicable Prepayment Premium, upon at least three (3) Business Days’ notice to the Agent, which notice shall specify the principal amount of the Secured Term Loans to be prepaid, the total prepayment amount and the date on which such prepayment will be delivered to the Agent.”

3.

Conditions to Effectiveness.  The effectiveness of this Agreement and the amendments set forth in Section 2 hereof are subject to the satisfaction (or waiver) of the following conditions (the date of such satisfaction (or waiver), the “Amendment Effective Date”):

a.

The Agent shall have received (i) from each of the Borrowers, a counterpart of this Agreement signed on behalf of such party and (ii) from Lenders (that constitute at least the Required Lenders), a counterpart of this Agreement signed on behalf of such party;

b.	at the time of and immediately after giving effect to this Agreement, no Default or Event of Default has occurred or is continuing or shall result from this Amendment; and

c.

the representations and warranties set forth in the Loan Documents shall be true and correct in all material respects as of the Amendment Effective Date, in each case, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

4.

Ratifications. Except as expressly amended or waived hereby, the terms and provisions of the Loan Documents remain unchanged, are and shall remain in full force and effect unless and until modified or amended in writing in accordance with their terms, and are hereby ratified and confirmed. Except as expressly provided herein, this Agreement shall not constitute an amendment, waiver, consent or release with respect to any provision of any Loan Document, a waiver of any Default or Event of Default under any Loan Document, or a waiver or release of any of the Lenders’ rights and remedies (all of which are hereby reserved). Each reference to the Credit Agreement that is made in the Credit Agreement or other Loan Document shall hereafter be construed as a reference to the Credit Agreement as amended hereby. This Agreement shall be considered one of the Loan Documents and any reference to “Loan Documents” contained in the Credit Agreement or any document, instrument or agreement executed in connection with the Credit Agreement shall be deemed to include this Agreement.

5.	Miscellaneous Provisions. Section 9 of the Credit Agreement is hereby incorporated by reference herein, mutatis mutandis.

6.	Agent Authorization. By its signature hereto, the Lender hereby authorizes and directs the Agent to execute and deliver this Agreement.

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IN WITNESS WHEREOF, the Borrowers, the Agent and the Lender have executed this Agreement as of the date set forth on the first page of this Agreement.

BORROWERS: CADIZ INC. By: /s/ Stanley E. Speer Name: Stanley E. Speer Title: Chief Financial Officer CADIZ REAL ESTATE LLC By: /s/ Stanley E. Speer Name: Stanley E. Speer Title: Manager

IN WITNESS WHEREOF, the Borrowers, the Agent and the Lender have executed this Agreement as of the date set forth on the first page of this Agreement.

AGENT: WELLS FARGO BANK, N.A., as Agent By: /s/ Sara Corcoren Name: Sara Corcoren Title: Officer

IN WITNESS WHEREOF, the Borrowers, the Agent and the Lender have executed this Agreement as of the date set forth on the first page of this Agreement.

LENDER:

APOLLO SPECIAL SITUATIONS FUND, L.P.

By:      Apollo Special Situations Advisors,

 L.P., its general partner

By:      Apollo Special Situations Advisors,

 GP, LLC, its general partner

By: /s/ James Elworth

 Name:  James Elworth

 Title:  Vice President